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Exhibit 23.2

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2004, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Five Star Quality Care, Inc. for the registration of 3,450,000 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 11, 2004

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  Exhibit 23.2